Exhibit 99.1

Zscaler Reports Fourth Quarter and Fiscal 2022 Financial Results
Fourth Quarter Highlights
•Revenue grows 61% year-over-year to $318.1 million
•Calculated billings grows 57% year-over-year to $520.4 million
•Deferred revenue grows 62% year-over-year to $1,021.1 million
•GAAP net loss of $97.7 million compared to GAAP net loss of $81.0 million on a year-over-year basis
•Non-GAAP net income of $36.4 million compared to non-GAAP net income of $20.3 million on a year-over-year basis
SAN JOSE, California - September 8, 2022 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its fiscal fourth quarter and fiscal year ended July 31, 2022.
"We delivered outstanding results for the fourth quarter with 61% revenue growth and 57% billings growth year over year, while driving operational efficiency across the company and delivering on Rule of 80 for the quarter and for the full year," said Jay Chaudhry, Chairman and CEO of Zscaler. "Our customers are realizing immense value from the new, innovative services and advanced capabilities being integrated into our Zero Trust security platform. Despite the uncertain macroeconomic landscape which continues to evolve, we continue to see favorable demand for our Zero Trust Exchange platform because it makes businesses more secure, simplifies IT, and reduces cost.”

Fourth Quarter Fiscal 2022 Financial Highlights
•Revenue: $318.1 million, an increase of 61% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $82.5 million, or 26% of total revenue, compared to $67.4 million, or 34% of total revenue, in the fourth quarter of fiscal 2021. Non-GAAP income from operations was $38.1 million, or 12% of total revenue, compared to $20.6 million, or 10% of total revenue, in the fourth quarter of fiscal 2021.
•Net income (loss): GAAP net loss was $97.7 million, compared to $81.0 million in the fourth quarter of fiscal 2021. Non-GAAP net income was $36.4 million, compared to $20.3 million in the fourth quarter of fiscal 2021.
•Net income (loss) per share: GAAP net loss per share was $0.69, compared to $0.59 in the fourth quarter of fiscal 2021. Non-GAAP net income per share was $0.25, compared to $0.14 in the fourth quarter of fiscal 2021.
•Cash flow: Cash provided by operations was $103.1 million, or 32% of revenue, compared to $44.7 million, or 23% of revenue, in the fourth quarter of fiscal 2021. Free cash flow was $74.8 million, or 24% of revenue, compared to $27.7 million, or 14% of revenue, in the fourth quarter of fiscal 2021.
•Deferred revenue: $1,021.1 million as of July 31, 2022, an increase of 62% year-over-year.
•Cash, cash equivalents and short-term investments: $1,731.3 million as of July 31, 2022, an increase of $228.8 million from July 31, 2021.

Full Year Fiscal 2022 Financial Highlights
•Revenue: $1,090.9 million, an increase of 62% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $327.4 million, or 30% of total revenue, compared to $207.8 million, or 31% of total revenue, in fiscal 2021. Non-GAAP income from operations was $111.6 million, or 10% of total revenue, compared to $78.0 million, or 12% of total revenue, in fiscal 2021.
•Net income (loss): GAAP net loss was $390.3 million, compared to $262.0 million in fiscal 2021. Non-GAAP net income was $101.3 million, compared to $75.7 million in fiscal 2021.

•Net income (loss) per share: GAAP net loss per share was $2.77, compared to $1.93 in fiscal 2021. Non-GAAP net income per share was $0.69, compared to $0.52 in fiscal 2021.
•Cash flow: Cash provided by operations was $321.9 million, or 30% of revenue, compared to $202.0 million, or 30% of revenue, in fiscal 2021. Free cash flow was $231.3 million, or 21% of revenue, compared to $143.7 million, or 21% of revenue, in fiscal 2021.

Recent Business Highlights
•Announced our Posture Control™ solution which is designed to give organizations unified Cloud-Native Application Protection Platform (CNAPP) functionality tailor-made to secure cloud workloads. Integrated into the Zscaler Zero Trust Exchange™ platform, the Posture Control solution enables DevOps and security teams to efficiently prioritize and remediate risks in cloud-native applications earlier in the development lifecycle.

•Released innovations, including CNAPP and Zero Trust for Workloads, built on Zscaler’s platform and Amazon Web Services (AWS) to help enterprises securely accelerate their transition to the cloud. Working together, the companies will deliver customers a unified solution to consolidate and simplify cloud security operations while helping organizations advance their security architecture from ineffective legacy models to a modern Zero Trust approach designed for the cloud.

•Launched advanced AI/ML innovations to deliver unparalleled user protection and digital experience monitoring. The new capabilities enhance Zscaler’s Zero Trust Exchange™ platform to enable organizations to implement a security service edge (SSE) that protects enterprises against the most advanced cyberattacks, while delivering exceptional digital experiences for users and simplifying adoption of a Zero Trust architecture.

•Announced that Zscaler and Siemens are delivering an all-in-one solution to accelerate secure digitalization for OT environments. The new solution enables customers to securely manage, control quality assurance, and analyze production OT infrastructures and its applications from any workplace in any location.

•Released the findings of the Zscaler ThreatLabz annual Ransomware Report, which revealed a record number of ransomware attacks across critical industries, including manufacturing and healthcare. The report analyzed more than a year of data from the Zero Trust Exchange cloud security platform.

•Achieved carbon neutral status for 2022 covering scopes 1 & 2 and broader scope 3 emissions from business travel, procurement, customer, and public cloud usage. Set a new goal to reach net zero emissions by 2025. These significant milestones align with our customers' climate goals and help them to reduce the carbon footprint associated with their security program.

Recently Issued Accounting Pronouncements
Effective August 1, 2022, the beginning of our fiscal year ending July 31, 2023, we adopted the ASU 2020-06, regarding ASC Topic 470 “Debt” and ASC Topic 815 “Derivatives and Hedging” (“ASU 2020-06”), which simplifies the accounting for convertible debt. ASU 2020-06 amended the calculation of diluted earnings per share for certain convertible debt instruments, among other changes. As a result of the adoption of the ASU 2020-06, we are required to use the “if-converted” method to calculate the non-GAAP net income per diluted share related to our senior convertible notes, which assumes conversion at the beginning of the reporting period, with settlement entirely in shares of common stock, unless the results would be anti-dilutive. Accordingly, to account for our potentially diluted shares related to our senior convertible notes, we are required to add back the non-GAAP interest expense to our non-GAAP net income and include approximately 7.63 million shares related to our senior convertible notes beginning in the first quarter of fiscal 2023.

Financial Outlook
For the first quarter of fiscal 2023, we expect:
•Total revenue of $339 million to $341 million
•Non-GAAP income from operations of $37 million to $38 million

•Non-GAAP net income per share of approximately $0.26, assuming approximately 155 million common shares outstanding using the "if-converted" method for our senior convertible notes
For the full year fiscal 2023, we expect:
•Total revenue of approximately $1.49 billion to $1.50 billion
•Calculated billings of $1.92 billion to $1.94 billion
•Non-GAAP income from operations of $173 million to $176 million
•Non-GAAP net income per share of $1.16 to $1.18, assuming approximately 157 million common shares outstanding using the "if-converted" method for our senior convertible notes
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP income from operations excludes stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, amortization of debt issuance costs and income tax effects generated by intangible assets acquired in business acquisitions. As a result of the adoption of ASU 2020-06 on August 1, 2022, guidance for non-GAAP net income per share uses the if-converted method to calculate the non-GAAP net income per diluted share related to our convertible senior notes. Accordingly, to account for the potentially diluted shares related to our senior convertible notes, we are required to add back the underlying non-GAAP interest expense to our non-GAAP net income and include approximately 7.63 million shares related to our senior convertible notes. Additionally, we include the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes. We have not reconciled our expectations to non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its fourth quarter fiscal 2022 and full year fiscal 2022 earnings results and outlook for its first quarter of fiscal 2023 and full year fiscal 2023 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Thursday, September 8, 2022
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:
To join by phone, register at the following link (https://register.vevent.com/register/BIce37a62b165948cbaf691dcf5ec71e3e). After registering, you will be provided with a dial-in number and personal PIN required to join the call.

Upcoming Conferences
First quarter of fiscal 2023 virtual investor conference participation schedule:

•Goldman Sachs Communacopia + Technology Conference
Tuesday, September 13, 2022

•4th Annual Mizuho Software Summit 2022
Wednesday, September 28, 2022

Sessions which offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the first quarter of fiscal 2023 and full year fiscal 2023. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic factors such as the duration and global impact of COVID-19, effects of inflation and international conflicts like the Russia-Ukraine crisis on our business, operations and financial results and the economy in general; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Security Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the three months ended April 30, 2022 filed on June 9, 2022, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures" section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 150 data centers globally, the SSE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts

Bill Choi, CFA
SVP, Investor Relations and Strategic Finance
(408) 816-1478
ir@zscaler.com

Natalia Wodecki
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2022	2021	2022	2021
Revenue	$318,059	$197,074	$1,090,946	$673,100
Cost of revenue (1) (2)	68,308	45,478	242,282	150,317
Gross profit	249,751	151,596	848,664	522,783
Operating expenses:
Sales and marketing (1) (2)	214,228	136,385	735,219	459,407
Research and development (1) (2)	78,150	56,180	289,139	174,653
General and administrative (1) (3)	39,902	26,428	151,735	96,535
Total operating expenses	332,280	218,993	1,176,093	730,595
Loss from operations	(82,529)	(67,397)	(327,429)	(207,812)
Interest income	2,607	524	4,586	2,812
Interest expense (4)	(14,458)	(13,634)	(56,579)	(53,364)
Other income (expense), net	(774)	329	(4,208)	1,186
Loss before income taxes	(95,154)	(80,178)	(383,630)	(257,178)
Provision for income taxes	2,498	845	6,648	4,851
Net loss	$(97,652)	$(81,023)	$(390,278)	$(262,029)
Net loss per share, basic and diluted	$(0.69)	$(0.59)	$(2.77)	$(1.93)
Weighted-average shares used in computing net loss per share, basic and diluted	142,355	137,778	140,895	135,654
(1) Includes stock-based compensation expense and related payroll taxes as follows:

Cost of revenue	$7,696	$5,033	$25,292	$15,272
Sales and marketing	57,505	42,957	202,211	144,273
Research and development	33,486	25,558	123,422	73,238
General and administrative	19,628	12,395	79,095	45,779
Total	$118,315	$85,943	$430,020	$278,562
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$1,939	$1,958	$7,975	$6,468
Sales and marketing	178	108	704	327
Research and development	198	—	331	—
Total	$2,315	$2,066	$9,010	$6,795

(3) Includes asset impairment related to facility exit as follows:	$—	$—	$—	$416

(4) Includes amortization of debt discount and issuance costs as follows:	$14,098	$13,274	$55,141	$51,923

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	July 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,013,210	$275,898
Short-term investments	718,129	1,226,654
Accounts receivable, net	399,745	257,109
Deferred contract acquisition costs	86,210	57,373
Prepaid expenses and other current assets	39,353	31,269
Total current assets	2,256,647	1,848,303
Property and equipment, net	160,633	108,576
Operating lease right-of-use assets	72,357	44,339
Deferred contract acquisition costs, noncurrent	210,792	149,657
Acquired intangible assets, net	31,819	32,129
Goodwill	78,547	58,977
Other noncurrent assets	21,870	15,650
Total assets	$2,832,665	$2,257,631

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,154	$12,547
Accrued expenses and other current liabilities	46,496	22,908
Accrued compensation	111,948	93,622
Deferred revenue	923,749	571,286
Operating lease liabilities	26,100	19,842
Total current liabilities	1,134,447	720,205
Convertible senior notes, net	968,674	913,538
Deferred revenue, noncurrent	97,374	59,315
Operating lease liabilities, noncurrent	50,948	31,225
Other noncurrent liabilities	7,922	4,453
Total liabilities	2,259,365	1,728,736
Stockholders’ Equity
Common stock	143	139
Additional paid-in capital	1,590,885	1,131,006
Accumulated other comprehensive loss	(25,850)	(650)
Accumulated deficit	(991,878)	(601,600)
Total stockholders’ equity	573,300	528,895
Total liabilities and stockholders’ equity	$2,832,665	$2,257,631

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year Ended
	July 31,
	2022	2021
Cash Flows From Operating Activities
Net loss	$(390,278)	$(262,029)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	40,456	29,663
Amortization expense of acquired intangible assets	9,010	6,795
Amortization of deferred contract acquisition costs	68,531	40,558
Amortization of debt discount and issuance costs	55,141	51,923
Non-cash operating lease costs	25,626	20,995
Stock-based compensation expense	409,562	258,535
Amortization of investment premiums, net of accretion of purchase discounts	6,580	11,715
Deferred income taxes	(562)	(2,406)
Impairment of assets	—	416
Other	395	307
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	(143,336)	(111,605)
Deferred contract acquisition costs	(158,503)	(137,673)
Prepaid expenses, other current and noncurrent assets	(10,287)	(3,388)
Accounts payable	14,358	7,451
Accrued expenses, other current and noncurrent liabilities	13,377	6,532
Accrued compensation	18,326	43,877
Deferred revenue	391,179	262,425
Operating lease liabilities	(27,663)	(22,051)
Net cash provided by operating activities	321,912	202,040
Cash Flows From Investing Activities
Purchases of property, equipment and other assets	(69,296)	(48,165)
Capitalized internal-use software	(21,284)	(10,132)
Payments for business acquisitions, net of cash acquired	(25,287)	(40,530)
Strategic investments	—	(3,077)
Purchases of short-term investments	(844,944)	(815,480)
Proceeds from maturities of short-term investments	1,334,874	785,217
Proceeds from sale of short-term investments	—	22,499
Net cash provided by (used in) investing activities	374,063	(109,668)
Cash Flows From Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	6,943	18,221
Proceeds from issuance of common stock under the employee stock purchase plan	34,649	25,704
Payment of deferred consideration related to business acquisitions	(250)	(2,250)
Other	(5)	—
Net cash provided by financing activities	41,337	41,675
Net increase in cash and cash equivalents (1)	737,312	134,047
Cash and cash equivalents at beginning of period (1)	275,898	141,851
Cash and cash equivalents at end of period (1)	$1,013,210	$275,898
_________
(1) We did not hold restricted cash for any periods presented.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2022	2021	2022	2021

Revenue	$318,059	$197,074	$1,090,946	$673,100

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$249,751	$151,596	$848,664	$522,783
Add:
Stock-based compensation expense and related payroll taxes	7,696	5,033	25,292	15,272
Amortization expense of acquired intangible assets	1,939	1,958	7,975	6,468
Non-GAAP gross profit	$259,386	$158,587	$881,931	$544,523
GAAP gross margin	79%	77%	78%	78%
Non-GAAP gross margin	82%	80%	81%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(82,529)	$(67,397)	$(327,429)	$(207,812)
Add:
Stock-based compensation expense and related payroll taxes	118,315	85,943	430,020	278,562
Amortization expense of acquired intangible assets	2,315	2,066	9,010	6,795
Asset impairment related to facility exit (1)	—	—	—	416
Non-GAAP income from operations	$38,101	$20,612	$111,601	$77,961
GAAP operating margin	(26)%	(34)%	(30)%	(31)%
Non-GAAP operating margin	12%	10%	10%	12%
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2022	2021	2022	2021
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(97,652)	$(81,023)	$(390,278)	$(262,029)
Stock-based compensation expense and related payroll taxes	118,315	85,943	430,020	278,562
Amortization expense of acquired intangible assets	2,315	2,066	9,010	6,795
Asset impairment related to facility exit (1)	—	—	—	416
Amortization of debt discount and issuance costs	14,098	13,274	55,141	51,923
Benefit for income taxes (2)	(682)	—	(2,597)	—
Non-GAAP net income	$36,394	$20,260	$101,296	$75,667

GAAP net loss per share, diluted	$(0.69)	$(0.59)	$(2.77)	$(1.93)
Stock-based compensation expense and related payroll taxes	0.81	0.59	2.92	1.92
Amortization expense of acquired intangible assets	0.02	0.01	0.06	0.05
Asset impairment related to facility exit (1)	—	—	—	—
Amortization of debt discount and issuance costs	0.10	0.09	0.37	0.36
Benefit for income taxes (2)	—	—	(0.02)	—
Adjustment to total fully diluted earnings per share (3)	0.01	0.04	0.13	0.12
Non-GAAP net income per share, diluted	$0.25	$0.14	$0.69	$0.52

Denominator:
Weighted-average shares used in computing GAAP net loss per share, diluted	142,355	137,778	140,895	135,654
Potentially diluted shares	4,260	9,869	9,232	10,361
Antidilutive impact of capped call transactions (4)	(208)	(1,973)	(2,875)	(1,167)
Weighted-average shares used in computing non-GAAP net income per share, diluted	146,407	145,674	147,252	144,848
___________
(1) Consists of asset impairment charges related to the relocation of our corporate headquarters.

(2) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the effects of stock-based compensation expense recognized in foreign jurisdictions and any income tax benefits associated with business combinations. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented. In the fiscal quarters ended July 31, 2022 and January 31, 2022, we recorded a tax benefit of $0.7 million and $0.4 million, respectively, generated by intangible assets acquired in business acquisitions. In the fiscal quarter ended April 30, 2022, we recorded a tax benefit of $1.5 million associated with a refund of certain foreign withholding taxes relating to the prior fiscal year.

(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted Non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the Non-GAAP net income per share and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(4) We exclude the in-the-money portion of our convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP, but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2022	2021	2022	2021
Calculated billings
Revenue	$318,059	$197,074	$1,090,946	$673,100
Add: Total deferred revenue, end of period	1,021,123	630,601	1,021,123	630,601
Less: Total deferred revenue, beginning of period	(818,743)	(495,434)	(630,601)	(369,767)
Calculated billings	$520,439	$332,241	$1,481,468	$933,934

Free cash flow
Net cash provided by operating activities	$103,138	$44,736	$321,912	$202,040
Less: Purchases of property, equipment and other assets	(21,250)	(13,950)	(69,296)	(48,165)
Less: Capitalized internal-use software	(7,117)	(3,085)	(21,284)	(10,132)
Free cash flow	$74,771	$27,701	$231,332	$143,743

Free cash flow margin
Net cash provided by operating activities, as a percentage of revenue	32%	23%	30%	30%
Less: Purchases of property, equipment and other assets, as a percentage of revenue	(6)%	(7)%	(7)%	(7)%
Less: Capitalized internal-use software, as a percentage of revenue	(2)%	(2)%	(2)%	(2)%
Free cash flow margin	24%	14%	21%	21%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of intangible assets acquired in business acquisitions and related income tax effects, if applicable, are excluded because these are considered by management to be outside of our core business operating performance. Asset impairments related to facility exit costs are excluded because such charges are not reflective of our ongoing operational performance. Amortization of debt discount and issuance costs from our convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets and asset impairment related to facility exit. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, asset impairment related to facility exit, amortization of debt discount and issuance costs, any income tax benefits associated with business combinations and refunds of certain foreign withholding taxes related to prior fiscal periods. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average diluted shares outstanding, which includes the effect of potentially diluted common stock equivalents outstanding during the period and the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.